Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Anterios, Inc. of our report dated March 31, 2015 (except for the second paragraph of Note 16, as to which the date is April 24, 2015) relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

New York, New York

April 27, 2015